                                                                    Exhibit 23.2

               Consent of Ernst & Young, LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Jo-Ann Stores, Inc. listed below of our report dated August 8, 2003, with respect to the financial statements of IdeaForest.com, Inc. for the year ended January 31, 2001, included as Exhibit 99 in the Annual Report (Form 10-K/A Amendment No. 1) for the year ended February 1, 2003 of Jo-Ann Stores, Inc.

FORM        REGISTRATION NO.
----        ----------------
S-4         333-80763             10 3/8% Senior Subordinated notes Due 2007
S-8         333-10093             1994 Executive Incentive Plan
S-8         33-72445              1998 Incentive Compensation Plan
S-8         33-32809              Employee Savings and Profit Sharing Plan
S-8         33-37355              1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8         33-49690              1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8         333-10087             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8         333-10091             1996 Stock Option Plan for Non-Employee Directors
S-8         333-55278             Nonqualified Stock Option Awards to Certain Employees
S-8         333-55280             Jo-Ann Stores, Inc. Savings Plan 401(k)


                                                      /s/ Ernst & Young LLP

Cleveland, Ohio,
September 5, 2003